Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Form S-3 Registration Statement of our our report dated February 20, 1999 (with respect to Note A[1] March 19, 1999), with respect to our audit of the financial statements included in ObjectSoft Corporation's Annual Report (Form 10-KSB) for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts".


/s/ Richard A. Eisner & Company, LLP
-------------------------------------
Richard A. Eisner & Company, LLP
Florham Park, New Jersey
April 16, 1999